Calculation of Filing Fee Tables
S-3
KLX Energy Services Holdings, Inc.
Table 1: Newly Registered and Carry Forward Securities    ☐ Not Applicable

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1, 2	Equity	Common Stock, par value $0.01 per share	457(c)	59,416,400	$ 0.98	$ 58,228,072.00	0.000087	$ 5,065.85
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
		Total Offering Amounts:					$ 58,228,072.00		$ 5,065.85
		Total Fees Previously Paid:							$ 0.00
		Total Fee Offsets:							$ 0.00
		Net Fee Due:							$ 5,065.85

Offering Note
1Represents up to 59,416,400 shares of common stock, par value $0.01 per share (“Common Stock”), of KLX Energy Services Holdings, Inc. (the “Company”) held by the selling stockholders named in the prospectus that forms a part of the Company’s registration statement on Form S-3 to which this exhibit relates. The Proposed Maximum Aggregate Offering Price Per Unit is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low prices of the Company’s Common Stock on the Nasdaq Global Select Market on November 6, 2026. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
2Each share of Common Stock will be accompanied by one Preferred Stock Purchase Right (a “Right”) that trades with the Common Stock. The value, if any, attributable to this Right is reflected in the market price of Common Stock. Prior to the occurrence of certain events, none of which has occurred as of the date of this registration statement, the Rights will not be exercisable or evidenced separately from the Common Stock.

Table 2: Fee Offset Claims and Sources    ⊠ Not Applicable

Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses    ⊠ Not Applicable

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

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